                                                                     Exhibit 7.1

                              EXCHANGE AGREEMENT


          THIS EXCHANGE AGREEMENT (this "Agreement") is entered into as of this 21st day of May, 1997 by and among Keith A. Hancock, individually ("Hancock"),
----
G. Schneider Holdings Co., a Colorado limited partnership ("G.S. Holdings"), William W. Becker, individually ("Becker"), Mark L. Schneider, individually ("M. Schneider"), Jan E. Helen, individually ("Helen"), William J. Elsner, individually ("Elsner"), J. Timothy Brittan, individually ("Brittan"), Bruce H. Etkin, individually ("Etkin"), Peregrine Investments, a Virginia general partnership ("Peregrine"), John D. Seiver, individually ("Seiver") and John P. Cole, Jr., individually ("Cole") (collectively, the "Exchanging Parties," and each an "Exchanging Party"), Advance Display Technologies, Inc., a Colorado corporation (the "Company"), Display Optics, Ltd., a Colorado limited partnership (the "Partnership"), and Display Group, LLC, a Colorado limited liability company (the "LLC").

                                    RECITALS

          A. The Exchanging Parties individually own the assets indicated on Schedule A to this Agreement, including (i) Series B Preferred Stock of the Company, (b) Class A limited partnership interests in the Partnership, (c) debt of the Partnership, (d) equity interests in the LLC and (e) debt of the LLC. In addition, as also indicated on Schedule A, the LLC holds debt of the Partnership.

          B. The Series B Preferred Stock of the Company is convertible into common stock of the Company ("Common Stock"). All of the debt described above is convertible into Class B limited partnership interests in the Partnership. The Partnership Agreement of the Partnership provides that 99% of all distributions by the Partnership will be made to the limited partners until the limited partners have received distributions equal to 150% of their investment in the Partnership. The Class A and Class B limited partnership interests are convertible into Common Stock.

          C. In order to simplify the structure of the Company's business, while retaining to the extent practicable the economic characteristics of the investments described above, the parties desire for the Exchanging Persons to transfer to the Company the assets listed on Schedule A (the "Exchanged Assets") in exchange for the assets and rights listed on Schedule B and otherwise described in this Agreement.

          D. The independent directors of the Company have unanimously determined that the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the shareholders of the Company other than the exchanging Persons.

The parties agree as follows:

Section 1  Exchange.
---------  --------

          1.1 (a) The parties hereto acknowledge that the exchange contemplated by Section 1.1(b) below does not include value for any accrued interest on the Loans. Each Exchanging Party hereby expressly waives all rights to any accrued but unpaid interest on the Loans.

               (b) Each Exchanging Party hereby transfers all of its right, title and interest in and to all assets indicated as owned by such Exchanging Party on Schedule A in exchange for the number of shares of Common Stock and Series C Preferred Stock of the Company indicated for such Exchanging Party on Schedule B and the other consideration referred to elsewhere in this Agreement. The Company accepts such assignment and hereby issues to each Exchanging Party the stock of the Company as indicated on Schedule B (the "Company Stock"). The exchange contemplated by this Section 1.1(b) shall be immediately effective as soon as this Agreement has been signed by all the parties (the "Effective Time").

          1.2 After the Effective Time, each Exchanging Party shall promptly surrender to the Company all notes, certificates or other instruments of any kind evidencing ownership of any of the Exchanged Assets, all duly endorsed to the Company and accompanied by proper instruments of transfer to the Company, at its office designated as herein provided. Upon receipt of the foregoing from an Exchanging Person, the Company shall promptly deliver or send the following to such Exchanging Person:

               (a) certificates in the name of such Exchanging Person evidencing the Company Stock to which such Exchanging Party is entitled as indicated on Schedule B.

               (b) a Registration Rights Agreement in the form attached to this Agreement as Exhibit A, duly executed by the Company.

          1.3 For each Exchanging Person, the exchange contemplated by this Agreement shall be deemed to have occurred as of the Effective Time, and the person or persons entitled to receive the shares of Company Stock shall be treated for all purposes as the record shareholder or shareholders of such shares of Company Stock on the Effective Time.

          1.4 If any Exchanging Party is unable to locate a promissory note or stock certificate to be surrendered by such Exchanging Party under Section 1.2, such Exchanging Party shall be entitled nevertheless to receive the items referred to in clauses (a) and (b) of Section 1.2 upon submission to the Company of a lost note or lost certificate affidavit in customary form. The affidavit shall state, among other things, that the lost note or certificate has not been endorsed or otherwise transferred to encumbered and that such Exchanging Party will indemnify the Company and the other Exchanging Parties for any damages they may incur in connection with any claim by any third party to have any interest in the lost note or certificate.

          1.5 All obligations of the Exchanging Parties under this Agreement shall be several and not joint. Under no circumstances will any Exchanging Party have any liability for any failure by any other Exchanging Party to comply with any provision of this Agreement.

Section 2  Assignment and Assumption.
---------  -------------------------

          2.1  In connection with and as part of the exchange described in
Section 1.2 above, the Company hereby assumes the obligation of the LLC to pay $163,000 to Holme Roberts & Owen LLP ("HRO") for fees and disbursements relating to legal services, pending review of the legal invoices therefor. The final amount of legal fees shall be agreed upon by the LLC, the Company and HRO, and in the event that the amount of such fees is not equal to $163,000, the Company stock to be issued pursuant to Schedule B shall be adjusted accordingly.

Section 3  Company Representations and Warranties.  As a material inducement to
---------  --------------------------------------
the Exchanging Parties to enter into this Agreement, the Company makes the following representations and warranties to the Exchanging Parties, subject to the disclosures set forth on Exhibit B attached hereto (the "Disclosure Schedule"):

          3.1  Organization, Standing, and Qualification.  The Company is a
               -----------------------------------------
corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all necessary power and authority to own its properties owned by it and carry on its business as currently conducted.

          3.2  Authorization; Enforceability.  All action on the part of the
               -----------------------------
Company necessary for the authorization, execution, delivery, and performance of all the obligations of the Company under this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The members of the Company's Board of Directors are Darrel Avey, John Kilgore, and Vince Bradshaw, and there
                                    ------------      --------------
are no other Directors of the Company. Each such person was duly appointed and remains in good standing as a Director of the Company. The Company has provided the Exchanging Parties and their respective counsel with true and accurate copies of the appropriate resolutions of the Company's Board of Directors relating to the transactions contemplated by this Agreement, certified by the Secretary of the Company as true, accurate, and effective as of the date hereof.

          3.3  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 100,000,000 shares of Preferred Stock par value $.001 per share, of which 1,000,000 shares have been designated as Series A Preferred Stock, 2,991,474 shares have been designated as Series B Preferred Stock and 1,843,900 shares have been designated as Series C Preferred Stock. Of the authorized capital stock of the Company, 3,834,505 shares of Common Stock, no shares of Series A Preferred Stock, and 2,991,505 shares of Series B Preferred Stock are outstanding. All outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable. Upon completion of the transactions contemplated by this Agreement, 21,343,923 shares of

Common Stock, no shares of Series A Preferred Stock, no shares of Series B Preferred Stock and 1,843,900 shares of Series C Preferred Stock will be issued and outstanding. Except as set forth on the Disclosure Schedule, there are no outstanding rights, subscriptions, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating the Company to issue or transfer any additional equity securities (with or without the passage of time and/or the occurrence of any other events) except for the items being transferred to the Company by the Exchanging Parties under Section 1 above, none of which items will be outstanding upon completion of the transactions contemplated by this Agreement.

          3.4  Validity of Stock.  The Articles of Amendment to the Articles of
               -----------------
Incorporation (the "Articles of Amendment") of the Company, a complete and accurate copy of which are attached hereto as Exhibit C, are duly authorized by the Company's Amended and Restated Articles of Incorporation, have been duly adopted by the Board of Directors of the Company and govern the terms of the Series C Preferred Stock. The Articles of Amendment have been filed with the Colorado Secretary of State and are in full force and effect. The shares of Common Stock and Series C Preferred Stock to be issued pursuant to this Agreement (collectively, the "Shares"), when issued, shall be duly authorized, validly issued, fully paid, and non-assessable and will be free of any liens or encumbrances.

          3.5  Control of Shares.  Upon completion of the transactions
               ------------------
contemplated by this Agreement, the Exchanging Parties, in the aggregate, will own stock possessing at least 80% of the total combined voting power of all classes of stock of the Company entitled to vote and at least 80% of the total number of shares of all other classes of stock of the Company.

          3.6  Securities and Exchange Commission Filings.   (a)  True and
               ------------------------------------------
complete copies of all reports, registration statements, definitive proxy statements and other documents, including all amendments to any of the foregoing (collectively the "Commission Filings") filed by the Company with the Securities and Exchange Commission (the "Commission") have been furnished to Display Group by the Company. The Commission Filings constitute all of the documents required to be filed by the Company with the Commission during the last five years. As of their respective dates, each of such Commission Filings complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, and none of such Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) When filed with the Commission, the financial statements included in the Commission Filings filed during the three-year period ending on the date of this Agreement complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the financial position of the Company as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except to the extent reflected or reserved against in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 (the "10-Q"), the Company does not have any liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), other than liabilities for debt included in the Exchanged Assets and immaterial liabilities incurred since December 31, 1996, in the ordinary course of business. Since December 31, 1996, the Company has not entered into any agreement (other than this Agreement), or transaction outside of the ordinary course of business, or declared or paid any dividend or acquired or committed to acquire any of its capital stock (other than pursuant to this Agreement) and there has not been any material adverse change in the Company's financial position, results of operations or prospects.

          3.7  Tax Returns and Audits.  The Company has filed all federal,
               ----------------------
state, and local tax returns and reports within the times and in the manner prescribed by law and has paid (or made adequate provision in the balance sheet included in the 10-Q for) all taxes shown due on such returns, as well as all other assessments and penalties which have become due and payable. The Company's federal income tax returns have not been audited by the Internal Revenue Service or any other taxing authority and no notice of audit has been received. The provisions for taxes in the balance sheet included in the 10-Q are adequate for any and all federal, state, county, local and other taxes for the period ending on such date and for all prior periods, whether or not disputed. The Company has not received notice of any disputes, deficiency assessments, or proposed adjustments to taxes payable by the Company.

          3.8  Articles of Incorporation and Bylaws:  No Conflicts.  The Company
               ---------------------------------------------------
is not in violation of any provision of its Articles of Incorporation or Bylaws, as amended and in effect as of the date hereof. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of the Company's Amended and Restated Articles of Incorporation or Bylaws. The execution, delivery and performance of this Agreement by the Company will not violate, cause a default under, otherwise breach or result in the actual or potential acceleration of any obligations or any loss or forfeiture of any rights by the Company pursuant to any existing agreement or arrangement to which the Company or, to the best of the Company's knowledge, the Partnership, is a party or by which their respective assets may be affected.

          3.9  Litigation.  There are no actions, suits, or legal,
               ----------
administrative, or other proceedings or investigations pending or, to the best of the Company's knowledge, threatened before any court, agency, or other tribunal to which the Company or, to the best of the Company's knowledge, the Partnership, is a party or against or affecting any of the property, assets, businesses, or financial condition of the Company or, to the best of the Company's knowledge, the Partnership. Neither the Company nor, to the best of the Company's knowledge, the Partnership, is in default with respect to any order, writ, injunctions, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party.

          3.10  Agreement Will Not Cause Breach or Violation.  The consummation
                --------------------------------------------
of the transactions contemplated by this Agreement (including the issuance of the Company Stock) will not result in any violation of or constitute a default or an event that, with notice or lapse of time, or both, would conflict with or constitute a breach or default of the Partnership Agreement or the Articles of Incorporation or Bylaws of the Company or of any contract commitment or other arrangement or any material provision of state or federal law and will not result in the creation or imposition of any lien or encumbrance on any of the property of the Company or, to the best of the Company's knowledge, the Partnership, or on the Company Stock, the limitation of any rights of the Company or, to the best of the Company's knowledge, the Partnership, or the increase or acceleration of any obligations of the Company or the Partnership.

          3.11  Governmental Approvals/Third Party Consents.  All consents,
                -------------------------------------------
approvals, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority, and all consents, approvals or authorizations of any third party, required in connection with the execution of this Agreement and the transactions contemplated hereby (including the issuance and sale of the Company Stock) have been obtained by the Company.

          3.12  Registration Rights. The Company is not under any obligation to
                -------------------
register any of its presently outstanding securities pursuant to the Securities Act of 1933 (the "Securities Act") except as set forth in the Registration Rights Agreement in form substantially similar to Exhibit A, to be executed by the Exchanging Parties and the Company simultaneously with this Agreement.

          3.13 The Company and its Board of Directors have received a written opinion from Neidiger, Tucker, Bruner, Inc., independent financial advisors, that the transactions contemplated by this Agreement are fair, from a financial point of view, to the shareholders of the Company other than the Exchanging Parties.

          3.14  Accuracy of Information Furnished.  The representations and
                ---------------------------------
warranties in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading as of the Effective Time.

          3.15   Compliance with Laws.  The Company (a) has complied with and is
                 --------------------
in compliance in all material respects with all federal, state and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations and (b) has not received notice of any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree.

Section 4  Remedies on and Notices of Default.  In addition to any other
---------  ----------------------------------
available legal or equitable remedies, if the representation and warranty in
Section 3.3 of this Agreement is ever determined to have been inaccurate in any respect when made, then the Company shall promptly issue to each Exchanging Person the number of shares of Common Stock and/or Series C

Preferred Stock that will cause the total amount of Company Stock issued to each Exchanging Party to represent the same percentage voting and economic interest in the Company as such person would have received if there had been no inaccuracy in Section 3.3.

Section 5  Representations and Warranties of the Exchanging Parties.  (a) Each
---------  --------------------------------------------------------
Exchanging Party represents severally, but not jointly, that this Agreement is a valid and binding obligation of such Exchanging Party, enforceable against such Exchanging Party in accordance with its terms, and that the Exchanging Party has not taken any action that would cause any of the Exchanged Assets owned by such Exchanging Party (as indicated on Schedule A to this Agreement) to be subject to the claims of any third party.

    (b) Each Exchanging Party acknowledges, represents and warrants as follows:

          (i) Each Exchanging Party that is a natural person is twenty-one (21) years of age, of legal capacity to execute this Agreement, and in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risks and withstand a complete loss of his investment in the Shares; and

          (ii) Each Exchanging Party, either alone or with the assistance of his own professional advisor, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of an investment in the Shares and has the net worth to undertake such risks; and

          (iii) Each Exchanging Party has received and had the opportunity to review the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 and the Articles of Amendment to the Articles of Incorporation describing the Series C Preferred Stock, and has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of obtaining such information regarding the Company as he has reasonably requested; and, particularly, each Exchanging Party has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the exchange and to obtain any additional information, to the extent reasonably available; and

          (iv) Each Exchanging Party recognizes that the Company has a limited operating history and that the Shares as an investment involve a high degree of risk, including but not limited to the risk of economic losses from operations of the Company; and

          (v) Each Exchanging Party realizes that (A) the purchase of the Shares is a long-term investment; (B) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not be registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, the Shares cannot be resold unless the Share are subsequently registered under said laws or exemptions from such registrations are available; and (C) the transferability of the Shares is restricted and requires conformity with the restrictions contained in paragraph
(c) below.

          (c) Each Exchanging Party acknowledges that the Shares have not been registered under the Securities Act of 1933 or applicable state securities laws and that the Shares are being offered and sold pursuant to exemptions from such laws and that the Company's reliance upon such exemptions is predicated in part on each Exchanging Party's representations as contained herein. Each Exchanging Party represents and warrants that the Shares are being purchased for his own account and for investment purposes only, and without the intention of reselling or redistributing the same, that each Exchanging Party has made no agreement with others regarding any of the Shares, and that each Exchanging Party's financial condition is such that it is not likely that it will be necessary to dispose of any of such securities in the foreseeable future. Each Exchanging Party further represents and agrees that if, contrary to the foregoing intentions, he should later desire to dispose of or transfer any of such securities in any manner, he shall not do so without first obtaining (i) the opinion of counsel to the Company that such proposed disposition or transfer may be lawfully made without the registration of such securities pursuant to the Securities Act of 1933, as then amended, and applicable state securities laws, or (ii) such registration (it being understood that the Company has no obligation to register any securities). The Company will restrict transfer in accordance with the foregoing representation.

          (d) Each Exchanging Party hereby represents and warrants that he is an "accredited investor" and within the meaning of Rule 501 of Regulation D of the 1933 Act.

          (e) Each Exchanging Party has obtained independent tax counsel or advice regarding the tax treatment and effect of the Exchange to such Exchanging Party. None of the Exchanging Parties has relied on any advice from the Company regarding the tax treatment of the Exchange, and understands that the Company has made no representations or warranties to that effect.

          (f) The financial statements of the LLC as of December 31, 1996 (the "LLC Financials") and previously delivered to the Company are a true and accurate statement of the financial condition of the respective entities as of the dates therein stated, prepared in accordance with Federal Income Tax
principles.   Except to the extent reflected or reserved against in the LLC
Financials, the LLC does not have any liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), other than immaterial liabilities incurred since December 31, 1996, in the ordinary course of business.

Section 6    Covenants of the Company.
-----------  ------------------------

          6.1  Affirmative Covenants.  The Company shall use its best efforts to
               ---------------------
make all required filings under Rule 14f-1 of the Securities Exchange Act of 1934 in connection with the election of additional directors of the Company.

          6.2  Negative Covenants.  For a period commencing as of the Effective
               ------------------
Time through the earlier to occur of (i) 90 days thereafter, or (ii) the date on which the holders of the Series C Preferred Stock have elected 4 of the 7 members of the Board of Directors of the Company after filing of all applicable securities filing described in Section 6.1 above, the Company agrees that it will not take any of the following actions by the Company without the prior written consent of a majority of the holders of Series C Preferred Stock of the
Company:

          (a) Amend the Articles of Incorporation or Bylaws of the Company;

          (b) Consummate any mergers, acquisitions, sales or leases of assets and other significant transactions involving the Company;

          (c) Sell or otherwise issue any equity or debt securities of the Company;

          (d) Approve any annual operating and capital budgets of the Company or any significant changes thereto;

          (e) Change the Company's business activities beyond the scope of individual display screen products;

          (f) Enter into any agreements with directors, officers and other affiliates of the Company;

          (g) Consummate any stock splits or other reclassifications by the Company;

          (h) Compromise or release any claims of, or debts owed to, the Company;

          (i) Consummate any other actions out of the ordinary course of business of the Company; or

          (j) Review and approve any publicity or other communications pertaining to the technology being developed by the Company or the shareholders.

The holders of the Series C Preferred shall reply promptly to any request by the Company to take any of the foregoing actions.

In addition, up to 2 representatives of the holders of Series C Preferred Stock shall be permitted to attend all meetings of the Board of Directors of the Company. Also, upon request of the holders of Series C Preferred Stock and at the expense of the Company, the Company will engage auditors and attorneys to conduct a due diligence review of the Company, and the Company agrees to cooperate in such review.

 Section 7    Miscellaneous Provisions.
 -----------  ------------------------

          7.1  Modifications and Waivers.  This Agreement may not be amended or
               -------------------------
modified, nor may the rights of any party be waived, except by a written document that is executed by (a) the Company and (b) Exchanging Persons with at least 50% of the "amount at risk" as indicated in Schedule A. No amendment to this Agreement reducing the consideration to be received by any Exchanging Person shall be effective unless signed by each Exchanging Person whose consideration is to be reduced.

          7.2  Assignment.  This Agreement is binding upon and shall inure to
               ----------
the benefit of the parties and their respective successors and permitted assigns. No party hereto may assign this Agreement to any third party without the prior written consent of (a) the Company and (b) Exchanging Persons with at least 50% of the "amount at risk" as indicated in Schedule A.

          7.3  Rights and Obligations of Third Parties.  Nothing in this
               ---------------------------------------
Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

          7.4  Notices.  Any notice, request, consent, or other communication
               -------
hereunder shall be in writing, and shall be sent by one of the following means:
(i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed as follows:

                        If to the Company to:

                                 Advance Display Technologies,  Inc.
                                 1251 South Huron Street
                                 Denver, Colorado  80223
                                 Attention:  Darrell Avey
                                 Facsimile:  (303) 733-5363

                        With a copy to:

                                 David Babiarz, Esq.
                                 Overton Babiarz & Sykes
                                 7720 E. Belleview Ave., Suite 200
                                 Englewood, Colorado 80111
                                 Facsimile: (303) 779-6006

                        If to Partnership, to:

                                 Display Optics, Ltd.
                                 5251 DTC Parkway, Suite 1210
                                 Englewood, Colorado  80111
                                 Attention:  Darrell Avey
                                 Facsimile:  (303) 694-0770

                        If to LLC, to:

                                 Display Group, LLC
                                 5251 DTC Parkway, Suite 1210
                                 Englewood, Colorado  80111
                                 Attention:  Keith Hancock
                                 Facsimile:  (303) 694-0770

          If to an Exchanging Party, to such Exchanging Party at the address set forth on Schedule C attached to this Agreement, or to such other address or addresses as the Company, the Partnership or the LLC or any Exchanging Party shall hereafter designate to the other parties in writing. Notices sent by mail shall be effective 7 days after they are sent, and notices delivered personally by facsimile or by courier shall be effective at the time of delivery thereof.

          7.5  Further Actions.  All parties hereto agree to execute and deliver
               ---------------
to the other parties, from time to time hereafter, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          7.6  Entire Agreement.  This Agreement, including the schedules and
               ----------------
exhibits to this Agreement, constitutes the entire agreement between the parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter hereof shall be superseded by this Agreement and shall have no force or effect. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Exchanging Parties.

          7.7  Severability.  If any provision that is not essential to the
               ------------
effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

          7.8  Headings.  The headings of the Sections of this Agreement are
               --------
inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

          7.9  Schedules and Exhibits.  The schedules and exhibits to this
               ----------------------
Agreement are a part of this Agreement for all purposes. Terms which are defined in this Agreement shall have the same meanings when used in such schedules and exhibits.

          7.10  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          7.11  Expenses.  Each party shall bear and pay its own expenses
                --------
incurred in connection with negotiating and preparing this Agreement and the exhibits hereto.

          7.12  Governing Law.  This Agreement shall be construed in accordance
                -------------
with and governed by the laws of the State of Colorado.

          7.13  Delays or Omissions.  No delay or omission to exercise any
                -------------------
right, power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing signed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

          7.14  Attorneys Fees.  If any party elects to pursue legal action to
                --------------
enforce its rights under this Agreement, and if a court of competent jurisdiction adjudicates the matter, then the prevailing party in such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at the arbitration, trial and appellate levels.

                                 COMPANY:

                                 ADVANCE  DISPLAY
                                 TECHNOLOGIES, INC.,
                                 a Colorado corporation


                                 By:     /s/ Darrell Avey
                                      -----------------------------
                                 Name:  Darrell Avey
                                 Title:  Chairman

                                 PARTNERSHIP:

                                 DISPLAY OPTICS, LTD.,
                                  a Colorado limited partnership

                                 By:  Advance  Display Technologies, Inc., a
                                      Colorado corporation, General Partner


                                 By:     /s/ Darrell Avey
                                      ------------------------------
                                 Name:  Darrell Avey
                                 Title:  Chairman

                                 LLC:

                                 DISPLAY GROUP, LLC,
                                 a Colorado limited liability company


                                 By:     /s/ Keith A. Hancock
                                      ---------------------------------
                                 Name:  Keith A. Hancock
                                 Title:    Manager


                                 EXCHANGING PARTIES:


                                       /s/ Keith A. Hancock
                                    ---------------------------------
                                    Keith A. Hancock

                                 G. SCHNEIDER HOLDINGS CO.,
                                 a Colorado limited partnership


                                 By:     /s/ Gene W. Schneider
                                      ----------------------------------
                                      Gene W. Schneider
                                      General Partner



                                       /s/ William W. Becker
                                    ----------------------------------
                                    William W. Becker

                                       /s/ Mark L. Schneider
                                    ----------------------------------
                                    Mark L. Schneider



                                       /s/ Jan E. Helen
                                    -----------------------------
                                    Jan E. Helen



                                       /s/ William J. Elsner
                                    ----------------------------------
                                    William J. Elsner



                                       /s/ J. Timothy Brittan
                                    -----------------------------------
                                    J. Timothy Brittan



                                       /s/ Bruce H. Etkin
                                    -------------------------------
                                    Bruce H. Etkin


                                 PEREGRINE INVESTMENTS,
                                 a Virginia general partnership


                                 By:     /s/ Daryl Owen
                                      ---------------------------
                                 Name:  Daryl Owen
                                 Title:    General Partner



                                       /s/ John D. Seiver
                                    -------------------------------
                                    John D. Seiver



                                       /s/ John P. Cole, Jr.
                                    ----------------------------------
                                    John P. Cole, Jr.